U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 10, 2005

                                  TEXXON, INC.
        (Exact name of small business issuer as specified in its charter)

          Oklahoma                 000-49648                    73-1554122
          --------                 ---------                    ----------
 (State or other jurisdiction     SEC File No.             (IRS Employer ID No.)
      of incorporation)

                207 North Gilbert Suite 210-D, Gilbert, AZ 85234
          (Address of Principal Executive Offices, Including ZIP Code)

                                 (480) 215-0195
              (Registrant's Telephone Number, Including Area Code)

                 SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

         On May 9, 2005, an Acquisition and Share Exchange Agreement (the "Agreement") was consummated by and between Texxon, Inc., an Oklahoma corporation (the "Company") and V3 Global, Inc., a Texas corporation ("V3 Global"), with Texxon Inc. being the surviving corporation. The merger becomes effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Oklahoma on May 11, 2005.

            Concurrent with the execution of merger, the Company is announcing the appointment of Benjamin Hansel as Chairman and CEO of Texxon. Sameer Mohan, the CEO of V3 Global will remain as CEO of V3 Global the private subsidiary and has been appointed to the Board of Directors of Texxon. Marcia Rosenbaum was appointed to be the third director on Texxon's Board.

         Pursuant to the Agreement, the stockholders of V-3 Global will receive a total of 5,926,256 shares of the Company's common stock in exchange for all of their shares of


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common  stock of V3 Global.  Options to purchase a majority  fifty-five  percent
(55%) of V3 Global at Par Value $0.001, with a cashless provision and a term of ten years shall be granted to V3 Global's current management team. In addition, Mr. Mohan's new employment agreement contains an anti-dilution clause whereby his new Texxon holdings shall not be diluted below 7.5% of Texxon.

Item 1.02  Termination of a Material Definitive Agreement

            Concurrent with the execution of the merger, the Company is announcing the resignation of Gifford M. Mabie III as the Company's Chairman and CEO.

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets.

(a) See Item 1.01.

     Other than the Company's negotiations and discussions with representatives of V3 Global concerning the transactions described above, there are no material relationships between the Company and V3 Global or any of V3 Global's affiliates, officers or directors, or any associate of any officer or director of V3 Global.

     Following the closing of the Agreement, V3 Global became a wholly-owned subsidiary of the Company.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

            It is impractical to file financial statements and pro forma financial information at this time. The Company will file such statements and information as soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before June 30, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TEXXON, INC.

Dated:      May 10, 2005                     /s/ Benjamin Hansel
            ------------------               ----------------------------------
                                             Benjamin Hansel
                                             Chief Executive Officer